As filed with the Securities and Exchange Commission on July 19, 2024

Registration No. 333-279769

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No.1

to

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

P10, Inc.

(Exact name of registrant as specified in its charter)

Delaware	6282	87-2908160
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code No.)	(I.R.S. Employer Identification No.)

4514 Cole Avenue, Suite 1600

Dallas, Texas 75205

(214) 865-7998

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Luke A. Sarsfield III

Chief Executive Officer

P10, Inc.

4514 Cole Avenue, Suite 1600

Dallas, Texas 75205

(214) 865-7998

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:

Melodie Craft, Esq. General Counsel P10, Inc. 4514 Cole Avenue, Suite 1600 Dallas, Texas 75205 Telephone: (214) 997-1956	Todd E. Lenson, Esq. Kramer Levin Naftalis & Frankel LLP 1177 Avenue of the Americas New York, NY 10036 Telephone: (212) 715-9216

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell, and it is not soliciting an offer to buy, these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion, dated July 19, 2024

Prospectus

P10, Inc.

Up to 56,553,931

Shares of

Class A Common Stock

by Selling

Stockholders

This prospectus relates to the resale from time to time by the selling stockholders named in this prospectus (the “Selling Stockholders”) of up to 56,553,931 shares of our Class A common stock, par value $0.001 per share (“Class A common stock”), which includes: (i) 4,572,455 shares of Class A common stock held directly or indirectly by certain Selling Stockholders; (ii) up to 50,667,351 shares of Class A common stock issuable upon conversion of shares of our Class B common stock, par value $0.001 per share (“Class B common stock”), held directly or indirectly by certain Selling Stockholders; (iii) up to 442,064 shares of Class A common stock issuable upon vesting and settlement of restricted stock units held directly or indirectly by certain Selling Stockholders; (iv) up to 21,875 shares of Class A common stock that were issued as shares of restricted stock to a Selling Stockholder and remain subject to vesting; and (v) up to 850,186 shares of Class A common stock issuable upon exercise of stock options held directly or indirectly by certain Selling Stockholders. We will not receive any proceeds from the sale of our securities by the Selling Stockholders.

We will bear all of the registration expenses incurred in connection with the registration of these shares of Class A common stock. The Selling Stockholders will pay discounts, commissions, fees of underwriters, selling brokers or dealer managers and similar expenses, if any, incurred for the sale of these shares of Class A common stock.

The Selling Stockholders identified in this prospectus may offer the shares from time to time on terms to be determined at the time of sale through ordinary brokerage transactions or through any other means described in this prospectus under the caption “Plan of Distribution.” The shares may be sold at fixed prices, at prevailing market prices, at prices related to prevailing market prices or at negotiated prices. For more information on the Selling Stockholders, see the section entitled “Selling Stockholders.”

We may amend or supplement this prospectus from time to time by filing amendments or supplements as required. You should read the entire prospectus and any amendments or supplements carefully before you make your investment decision. Our Class A common stock is listed on the New York Stock Exchange (“NYSE”) under the symbol “PX”. On July 18, 2024, the last reported sales price of our Class A common stock was $9.82 per share. We have two classes of common stock: Class A common stock and Class B common stock. Each share of Class A common stock entitles its holder to one vote per share. Each share of Class B common stock entitles its holder to ten votes per share.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 5 of this prospectus, as well as the other information contained in or incorporated by reference in this prospectus or in any accompanying prospectus supplement before making a decision to invest in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is      .

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-1 that we filed with the Securities and Exchange Commission (the “SEC”) using the “shelf” registration process. Under this shelf registration process, the Selling Stockholders (or their pledgees, donees, transferees or other successors-in-interest) may, from time to time, sell or otherwise dispose of the securities described in this prospectus in one or more offerings. We will not receive any proceeds from the sale by such Selling Stockholders of the securities offered by them described in this prospectus.

This prospectus provides you with a general description of the shares of Class A common stock that the Selling Stockholders may sell or otherwise dispose of. You should rely only on the information provided in this prospectus, as well as the information incorporated by reference into this prospectus and any applicable prospectus supplement. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information provided in the prospectus supplement. Neither we nor the Selling Stockholders have authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus or any applicable prospectus supplement. Neither we nor the Selling Stockholders take responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. You should not assume that the information in this prospectus or any applicable prospectus supplement is accurate as of any date other than the date of the applicable document. Since the date of this prospectus and the documents incorporated by reference into this prospectus, our business, financial condition, results of operations and prospects may have changed. Neither we nor the Selling Stockholders will make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

We may also provide a prospectus supplement or post-effective amendment to the registration statement to add information to, or update or change information contained in, this prospectus. You should read both this prospectus and any applicable prospectus supplement or post-effective amendment to the registration statement together with the information incorporated by reference herein or therein. For information about the distribution of securities offered, please see “Plan of Distribution” below. You should carefully read both this prospectus and any prospectus supplement, together with the additional information described in “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” before you make any investment decisions regarding the securities. You may obtain the information incorporated by reference into this prospectus without charge by following the instructions under the headings “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”

This prospectus summarizes certain documents and other information, and we refer you to them for a more complete understanding of what we discuss in this prospectus. All of the summaries are qualified in their entirety by the actual documents. In making an investment decision, you must rely on your own examination of the Company and the terms of the offering and the securities, including the merits and risks involved.

We are not making any representation to any purchasers of the securities regarding the legality of an investment in the securities by such purchasers. You should not consider any information in this prospectus to be legal, business or tax advice. You should consult your own attorney, business advisor or tax advisor for legal, business and tax advice regarding an investment in the securities.

Unless the context indicates otherwise, references in this prospectus to the “Company,” “P10,” “we,” “us,” “our” and similar terms refer to P10, Inc.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, any prospectus supplement and any related free writing prospectus, including the information incorporated by reference herein and therein, contain or may contain forward-looking statements, which reflect our current views with respect to, among other things, future events and financial performance, our operations, strategies and expectations. The words “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “plan” and similar expressions are intended to identify these forward-looking statements. Any forward-looking statements contained in this prospectus are based upon our historical performance and on our current plans, estimates and expectations. The inclusion of this or any forward-looking information should not be regarded as a representation by us or any other person that the future plans, estimates or expectations contemplated by us will be achieved. Such forward-looking statements are subject to various risks, uncertainties and assumptions, including but not limited to global and domestic market and business conditions, our successful execution of business and growth strategies and regulatory factors relevant to our business, as well as assumptions relating to our operations, financial results, financial condition, business prospects, growth strategy and liquidity. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. We believe these factors include, but are not limited to, those described or incorporated by reference under “Risk Factors”. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included or incorporated by reference in this prospectus or any applicable prospectus supplement. We operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. We undertake no obligation to publicly update or review any forward-looking statement, whether as a result of new information or future developments, except as otherwise required by law.

SUMMARY

This summary highlights selected information appearing elsewhere in or incorporated by reference into this prospectus. Because it is a summary, it may not contain all of the information that may be important to you. To understand this offering fully, you should read this entire prospectus and the documents incorporated by reference herein carefully, including the information referenced under the heading “Risk Factors” and in our financial statements, together with any accompanying prospectus supplement. Unless otherwise indicated or the context otherwise requires, all references in this prospectus to “we, ““us,” “our,” the “Company,” “P10”and similar terms refer to P10, Inc. and its subsidiaries. As used in this prospectus, (i) the term “P10 Holdings” refers to P10 Holdings, Inc. for all periods and (ii) the term “P10, Inc.” refers solely to P10, Inc., a Delaware corporation, and not to any of its subsidiaries.

Overview

We are a leading multi-asset class private market solutions provider in the alternative asset management industry. Our mission is to provide our investors differentiated access to a broad set of investment solutions that address their diverse investment needs within private markets. We structure, manage and monitor portfolios of private market investments, which include specialized funds and customized separate accounts within primary investment funds, secondary investments, direct investments and co-investments, (collectively, “specialized investment vehicles”) across highly attractive asset classes and geographies in the middle and lower middle markets that generate superior risk-adjusted returns. Our existing portfolio of private solutions include Private Equity, Venture Capital, Impact Investing and Private Credit. Our deep industry relationships, differentiated investment access and structure, proprietary data analytics, and our portfolio monitoring and reporting capabilities provide our investors the ability to navigate the increasingly complex and difficult to access private markets investments.

Our revenue is composed almost entirely of recurring management and advisory fees, with the vast majority of fees earned on committed capital that is typically subject to ten to fifteen year lock up agreements. We have an attractive business model that is underpinned by highly recurring, diversified management and advisory fee revenues, and strong free cash flow. The nature of our solutions and the integral role that our solutions play in our investors’ investment decisions have translated into high revenue visibility and investor retention.

We are differentiated by the scale, depth, diversity and investment performance of our solutions, which are bolstered by the investment expertise of our investment team, our long-standing access to leading fund managers, our robust and constantly expanding data capabilities and our disciplined investment process. We market our solutions under well-established brands within the specialized markets in which we operate. These include RCP Advisors 2, LLC (“RCP 2”) and RCP Advisors 3, LLC (“RCP3”, and collectively with RCP 2, “RCP Advisors”), Bonaccord Capital Advisors LLC, and P10 Advisors, LLC, our Private Equity solutions; TrueBridge Capital Partners LLC (“TrueBridge”), our Venture Capital solution; Enhanced Capital Group, LLC (“Enhanced”), our Impact Investing solution; and Five Points Capital, Inc. (“Five Points”), Hark Capital Advisors, LLC, and Westech Investment Advisors LLC (“WTI”), our Private Credit solutions (which Five Points also offers certain private equity solutions). We believe adding new asset class solutions will foster deeper manager relationships, enabling managers and portfolio companies alike to benefit from our offering and expect to expand within other asset classes and geographies through additional acquisitions and future planned organic growth by providing additional specialized investment vehicles within our existing investment asset class solutions. As of the date of this prospectus, we are pursuing additional acquisitions and are in discussions with certain target companies, however the Company does not currently have any agreements or commitments with respect to any acquisitions.

Our success and growth have been driven by our long history of strong performance and our position in the private markets ecosystem. We believe our growing scale in the middle and lower-middle market provides us a competitive advantage with investors and fund managers. In addition, our senior investment professionals have developed strong and long-tenured relationships with leading middle and lower middle market private equity and venture capital firms, which we believe provides us with differentiated access to the relationship-driven middle and lower-middle market private equity and venture capital sectors. As we expand our offerings, our investors entrust us with additional capital, which strengthens our relationships with our fund managers, drives additional investment opportunities, sources more data, enables portfolio optimization and enhances returns, and in turn attracts new investors. We believe this powerful feedback process will continue to strengthen our position within the private markets ecosystem. In addition, our multi-asset class solutions are highly synergistic, and coupled with our vast network of general partners and portfolio companies, drive cross-solution sourcing opportunities.

Our global investor base includes some of the world’s largest institutional investors, including pension funds, endowments, foundations, corporate pensions and financial institutions. In addition, we have a strong footprint within some of the most prominent family offices and high net worth individuals. We have a significant presence within the middle and lower middle-market private markets industry in North America, where the majority of our capital is currently being deployed as we leverage our differentiated solutions to serve our global investors.

Corporate Information

P10, Inc. was incorporated in Delaware on January 20, 2021 as a wholly owned subsidiary of P10 Holdings, Inc. P10, Inc. became the sole stockholder of P10 Holdings, Inc. (“P10 Holdings”) pursuant to a corporate reorganization effected by the Company in connection with its initial public offering (the “P10 Reorganization”). Our principal executive office is located at 4514 Cole Avenue, Suite 1600, Dallas, Texas 75205, and our phone number is (214) 865-7998. Our website is www.p10alts.com. Information contained on or accessible through our website is not incorporated by reference into this prospectus and should not be considered a part of this prospectus.

The Securities That May Be Offered

Common Stock

The Selling Stockholders may offer or sell up to an aggregate of 56,553,931 Class A common stock in one or more offerings. We will not receive any proceeds from any such sale by the selling stockholders.

The securities may be sold to or through underwriters, dealers or agents or directly to purchasers or as otherwise set forth in the section of this prospectus captioned “Plan of Distribution” or in any applicable post-effective amendment or prospectus supplement. Each post-effective amendment or prospectus supplement will set forth the names of any underwriters, dealers, agents or other entities involved in the sale of securities described in that post-effective amendment or prospectus supplement and any applicable fee, commission or discount arrangements with them.

Holders of our Class A common stock are entitled to receive dividends declared by our board of directors out of funds legally available for the payment of dividends, subject to rights, if any, of preferred stockholders. Each holder of common stock is entitled to one vote per share. The holders of common stock have no preemptive rights.

RISK FACTORS

Investing in our securities involves risks. You should carefully consider the risks, uncertainties and other factors described in our most recent Annual Report on Form 10-K, as supplemented and updated by subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K that we have filed or will file with the SEC, and in other documents which are incorporated by reference into this prospectus, including all future filings we make with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as well as the risk factors and other information contained in or incorporated by reference into any accompanying prospectus supplement before investing in any of our securities. Our financial condition, results of operations or cash flows could be materially adversely affected by any of these risks. The risks and uncertainties described in the documents incorporated by reference herein are not the only risks and uncertainties that you may face.

For more information about our SEC filings, please see “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”

USE OF PROCEEDS

All shares of Class A common stock offered by this prospectus are being registered for resale by the Selling Stockholders. We will not receive any of the proceeds from the sale of these securities. The Selling Stockholders will bear all commissions and discounts, if any, attributable to the resale of the shares of Class A common stock.

SELLING STOCKHOLDERS

The Selling Stockholders named below may resell from time to time up to 56,553,931 shares of the Class A common stock, which includes: (i) 4,572,455 shares of Class A common stock held directly or indirectly by certain Selling Stockholders; (ii) up to 50,667,351 shares of Class A common stock issuable upon conversion of shares of our Class B common stock held directly or indirectly by certain Selling Stockholders; (iii) up to 442,064 shares of Class A common stock issuable upon vesting and settlement of restricted stock units held directly or indirectly by certain Selling Stockholders; (iv) up to 21,875 shares of Class A common stock that were issued as shares of restricted stock to a Selling Stockholder and remain subject to vesting; and (v) up to 850,186 shares of Class A common stock issuable upon exercise of stock options held directly or indirectly by certain Selling Stockholders.

On October 20, 2021, in connection with our initial public offering, the Company undertook certain transactions as part of the P10 Reorganization, pursuant to which, among other things, P10 Intermediate Holdings LLC (“P10 Intermediate Holdings”), a subsidiary of P10 Holdings in which P10 Holdings owned all of the outstanding common units and in which members of the Company’s management, including employees, and other investors, owned preferred units, with P10 Intermediate Holdings surviving. In connection with this transaction, the Company issued an aggregate of 97,155,596 shares of the Company’s Class B common, with the preferred unit holders received Class B common stock of the Company in exchange for their preferred units, on a 1-for-1 basis (one share of Class B common stock for each preferred unit). Following the P10 Reorganization, the Company became the sole stockholder of P10 Holdings. All shares of Class B common stock identified or otherwise described below were originally issued by the Company through certain transactions undertaken as part of the P10 Reorganization, with such shares of Class B common stock being issued in exchange for certain equity interests in a predecessor or affiliate of the Company, as applicable, that were acquired by such holders in a private placement prior to the initial public offering. In connection with the P10 Reorganization, certain of the Selling Stockholders entered into a Stockholders Agreement, dated as of October 20, 2021 with the Company pursuant to which, among other things, they were granted certain registration rights. In addition, the Company granted certain registration rights to each of Robert Alpert, Clark Webb and Scott Gwilliam in accordance with certain agreements entered into between the Company and those individuals. We are registering the offer and sale of the shares of Class A common stock to satisfy these registration rights we have granted to the Selling Stockholders.

Holders of Class B common stock may elect to convert shares of Class B common stock on a one-for-one basis into Class A common stock at any time. After a Sunset (as defined below) becomes effective, each share of Class B common stock will automatically convert into Class A common stock. A “Sunset” is triggered by any of the earlier of the following: (i) the Sunset Holders (as defined in the Company’s amended and restated certificate of incorporation) cease to maintain direct or indirect beneficial ownership of 10% of the outstanding shares of Class A common stock (determined assuming all outstanding shares of Class B common stock have been converted into Class A common stock), (ii) the Sunset Holders collectively cease to maintain direct or indirect beneficial ownership of at least 25% of the aggregate voting power of the outstanding shares of common stock, and (iii) upon the tenth anniversary of the effective date of the Company’s amended and restated certificate of incorporation.

The following table shows information as of the date hereof regarding (i) the number of shares of Class A common stock held of record or beneficially by the Selling Stockholders as of such date (as determined below) (including the number of shares of Class A common stock that may be issued upon the conversion of Class B common stock, settlement of outstanding restricted stock units, or exercise of outstanding stock options and the number shares of restricted Class A common stock that are subject to vesting) and (ii) the number of shares that may be offered under this prospectus by the Selling Stockholders. The beneficial ownership of the issued and issuable shares of Class A common stock set forth in the following table is determined in accordance with Rule 13d-3 under the Exchange Act, and the information is not necessarily indicative of beneficial ownership for any other purpose.

The percentage of shares owned prior to completion of the offering is based on 53,480,263 shares of Class A common stock outstanding as of July 17, 2024.

	Shares of Class A common stock beneficially owned before this offering		Shares of Class A common stock offered pursuant to this prospectus	Shares of Class A common stock beneficially owned after this offering
Name of Selling Stockholder	Number of shares	Percentage of shares	Number of shares	Number of shares	Percentage of shares
Robert Alpert (1)(2)	764,121	1.4%	764,121	0	*
C. Clark Webb (1)(3)	1,201,307	2.2%	1,201,307	0	*
210/P10 Acquisition Partners LLC (1)(4)	13,167,397	20.8%	13,167,397	0	*
Scott L. Gwilliam(5)	347,323	*	347,323	0	*
Gwilliam Family Investments LLC (6)	530,953	*	530,953	0	*
TrueBridge Colonial Fund, u/a dated 11/15/2015 (7)	8,694,409	14.0%	8,694,409	0	*
TrueBridge Ascent LLC (8)	155,175	*	155,175	0	*
Alliance Trust Company, Trustee of The Mel Williams Irrevocable Trust u/a/d August 12, 2015 (9)	8,589,713	13.6%	8,589,713	0	*
MAW Management Co. (10)	104,698	*	104,698	0	*
Charles K. Huebner as Trustee of the Charles K. Huebner Trust dated January 16, 2001 (11)	4,261,939	7.4%	4,261,939	0	*
William Souder (12)	5,142,065	8.9%	4,261,939	880,126	*
Jon I. Madorsky as Trustee of the Jon I. Madorsky Revocable Trust dated December 1, 2008 (13)	3,896,939	6.8%	3,896,939	0	*
Thomas P. Danis, Jr., as Trustee of the Thomas P. Danis, Jr. Revocable Living Trust dated March 10, 2003, as amended (14)	4,261,939	7.4%	4,261,939	0	*
Nell Blatherwick (15)	1,205,834	2.2%	1,011,307	194,527	*
Andrew Nelson and Laurie Nelson JTTEN (16)	971,307	1.8%	971,307	0	*
Alexander Abell (17)	1,314,933	2.4%	914,993	400,000	*
Michael Feinglass (18)	601,259	1.1%	601,259	0	*
David McCoy (19)	2,916,758	5.2%	2,817,213	99,545	*

*	Less than one percent (1%)
(1)	The address of the principal office of this Selling Stockholder is 4514 Cole Avenue, Suite 1600 Dallas, Texas 75205.
(2)

The aggregate amount of shares set forth above includes: (i) 339,028 shares of Class A common stock held directly by Robert Alpert that were received pursuant to awards granted under the Company’s 2021 Incentive Plan (the “Equity Incentive Plan”) in consideration for Mr. Alpert’s services to the Company as Co-Chief Executive Officer and pursuant to that certain Executive Transition Agreement, dated effective as of October 23, 2023, between Mr. Alpert and the Company; (ii) 228,659 shares of Class A common stock issuable upon exercise of certain stock options, each with an exercise price of $9.93 per share, granted to Mr. Alpert on March 9, 2023, pursuant to the Equity Incentive Plan, which options are fully vested and exercisable; and (iii) 196,434 shares of Class A common stock issuable upon exercise of certain stock options, each with an exercise price of $9.17 per share, granted to Mr. Alpert on October 23, 2023, pursuant to the Equity Incentive Plan, which options are fully vested and exercisable. As of the date of this prospectus, Mr. Alpert serves as a member of the board of directors of the Company, a position he has held since 2017. Mr. Alpert previously served as the Co-Chief Executive Officer of the Company from 2017 to October 2023, and from October 2023 to June 14, 2024, as Executive Chairman of the Company.

(3)

The aggregate amount of shares set forth above includes: (i) 334,150 shares of Class A common stock held directly by C. Clark Webb that were received pursuant to awards granted under the Equity Incentive Plan in consideration for Mr. Webb’s services to the Company as Co-Chief Executive Officer and pursuant to that certain Executive Transition Agreement, dated effective as of October 23, 2023, between Mr. Webb and the Company; (ii) 107,527 shares of Class A common stock issuable upon vesting of restricted stock units issued to Mr. Webb on October 23, 2023 under the Equity Incentive Plan; (iii) 97,848 shares of Class A common stock issuable upon vesting of restricted stock units issued to Mr. Webb on January 2, 2024 under the Equity Incentive Plan; (iv) 118,765 shares of Class A common stock issuable upon vesting of restricted stock units issued to Mr. Webb on April 1, 2024 under the Equity Incentive Plan; (v) 117,924 shares of Class A common stock issuable upon vesting of restricted stock units issued to Mr. Webb on July 1, 2024 under the Equity Incentive Plan; (vi) 228,659 shares of Class A common stock issuable upon exercise of certain stock options, each with an exercise price of $9.93 per share, granted to Mr. Webb on March 9, 2023, pursuant to the Equity Incentive Plan, which options are fully vested and exercisable; and (vii) 196,434 shares of Class A common stock issuable upon exercise of certain stock options, each with an exercise price of $9.17 per share, granted to Mr. Webb on October 23, 2023, pursuant to the Equity Incentive Plan, which options are fully vested and exercisable. As of the date of this prospectus, Mr. Webb serves as the Executive Vice Chairman of the Company. Prior to his appointment as Executive

Vice Chairman in October 2023, Mr. Webb had served as the Co-Chief Executive Officer of the Company since 2017. In addition, Mr. Webb currently serves as a member of the board of directors of the Company, a position he has held since 2017.
(4)

The aggregate amount of shares set forth above consists of 3,500,000 shares of Class A common stock and 9,667,397 shares of Class A common stock that are issuable upon the conversion of the same number of shares of Class B common stock that are beneficially owned directly or indirectly by 210/P10 Acquisition Partners LLC, 210 Capital, LLC, Covenant RHA Partners, L.P., CCW/LAW Holdings, LLC, RHA Investments, Inc., Robert Alpert, and C. Clark Webb (collectively, the “210 Group Holders”). As of the date of this prospectus, these shares of Class B common stock are owned directly by 210/P10 Acquisition Partners LLC, which may be deemed to be controlled indirectly by Mr. Alpert and Mr. Webb through their respective control of the other members of the 210 Group Holders. Certain 210 Group Holders are party to a controlled company agreement, dated October 20, 2021, as amended, with the Company and other parties named therein, which provides that the Company must include in its slate of nominees two directors designated by the 210 Group Holders so long as they continue to hold at least 10% of the outstanding shares (or one director designated by the 210 Group Holders if they hold less than 10% but at least 5% of the outstanding shares). Mr. Alpert and Mr. Webb have served as the two directors that have been designated by the 210 Group Holders pursuant to the controlled company agreement. 210/P10 Acquisition Partners LLC acquired all of its shares in connection with the P10 Reorganization, pursuant to which the shares of common stock of P10 Holdings acquired in 2017 and held by 210/P10 Acquisition Partners LLC were converted into shares of Class B common stock.

(5)

The aggregate amount of shares set forth above consists of: (i) 25,215 shares of Class A common stock held directly by Scott L. Gwilliam, which were originally acquired by Mr. Gwilliam as shares of restricted stock in consideration for his services as a director of the Company and have since vested; (ii) 21,875 shares of restricted Class A common stock that remain subject to vesting and were issued to Mr. Gwilliam in consideration for his services as a director of the Company; and (iii) 300,233 shares of Class A common stock that are issuable upon the conversion of the same number of shares of Class B common stock that are held directly by Mr. Gwilliam, of which (A) 269,282 shares of Class B common stock were acquired by Mr. Gwilliam in June 2022 as a pro rata distribution from Keystone XXX, LLC, of which Mr. Gwilliam is a non-managing member, (B) 9,451 shares of Class B common stock were originally acquired by Mr. Gwilliam as shares of restricted stock in consideration for his services as a director of the Company and have since vested, and (C) 21,500 shares of Class B common stock were acquired by Mr. Gwilliam in connection with the P10 Reorganization, in exchange for preferred units of P10 Intermediate Holdings. Mr. Gwilliam currently serves as a director on the board of directors of the Company, and has served in this position since October 2021. The address for this Selling Stockholder is c/o Keystone Capital, 155 N Wacker, Suite 4150, Chicago, IL 60606.

(6)

The aggregate amount of shares set forth above consists of: (i) 200,000 shares of Class A common stock held directly by Gwilliam Family Investments LLC, and (ii) 330,953 shares of Class A common stock that are issuable upon the conversion of the same number of shares of Class B common stock held directly by Gwilliam Family Investments LLC, all of which shares were acquired by Gwilliam Family Investments LLC in June 2022 as a pro rata distribution from Keystone XXX, LLC, of which Mr. Gwilliam is a non-managing member. Mr. Gwilliam is the Managing Member of the Gwilliam Family Investments LLC. The address for this Selling Stockholder is c/o Keystone Capital, 155 N Wacker, Suite 4150, Chicago, IL 60606.

(7)

Reflects shares of Class A common stock that are issuable upon the conversion of the same number of shares of Class B common stock that are beneficially owned by TrueBridge Colonial Fund, u/a dated 11/15/2015, an irrevocable trust (“TrueBridge Colonial Fund”). First Republic Trust Company of Delaware, LLC is the successor trustee to Edwin Poston, who formerly served as trustee of TrueBridge Colonial Fund, and is a member of the board of directors of the Company. TrueBridge Colonial Fund acquired all of the shares of Class B common stock in connection with the P10 Reorganization, in exchange for preferred units of P10 Intermediate Holdings originally issued to TrueBridge Colonial Fund in connection with the acquisition by the Company of TrueBridge Capital Partners LLC (“TrueBridge”) in October 2020. TrueBridge Colonial Fund was a member of P10 Intermediate Holdings prior to the P10 Reorganization.

(8)

Reflects shares of Class A common stock that are issuable upon the conversion of the same number of shares of Class B common stock. TrueBridge Colonial Fund owns a 50% interest in TrueBridge Ascent LLC (“Truebridge Ascent”). TrueBridge Ascent acquired all of the shares of Class B common stock in connection with the P10 Reorganization, in exchange for preferred units of P10 Intermediate Holdings originally issued to TrueBridge Ascent in connection with the acquisition by the Company of TrueBridge in October 2020. TrueBridge Ascent was a member of P10 Intermediate Holdings prior to the P10 Reorganization.

(9)

Reflects shares of Class A common stock that are issuable upon the conversion of the same number of shares of Class B common stock that are beneficially owned by the Mel Williams Irrevocable Trust u/a/d August 12, 2015, an irrevocable trust governed by the laws of the State of Nevada (the “Mel Williams Trust”). Alliance Trust Company, a trust company organized under the laws of the State of Nevada, has the power to direct the affairs of the Mel Williams Trust as the trustee. Ben Samuels acts as the Investment Advisor of the Mel Williams Trust, and has exclusive authority under the trust agreement to direct Alliance Trust Company as to the voting and disposition of all securities held by the Mel Williams Trust. The Mel Williams Trust acquired all of the shares of Class B common stock in connection with the P10 Reorganization, in exchange for preferred units of P10 Intermediate Holdings originally issued to the Mel Williams Trust in connection with the acquisition by the Company of TrueBridge in October 2020. The Mel Williams Trust was a member of P10 Intermediate Holdings prior to the P10 Reorganization.

(10)

Reflects shares of Class A common stock that are issuable upon the conversion of the same number of shares of Class B common stock that are owned by MAW Management Co., a Delaware corporation (“MAW Management”). Mel A. Williams is the President, sole director, and sole stockholder of MAW Management and is deemed to hold voting and investment control of the securities held by MAW Management. MAW Management acquired all of the shares of Class B common stock in connection with the P10 Reorganization, in exchange for preferred units of P10 Intermediate Holdings originally issued to MAW Management in connection with the acquisition by the Company of TrueBridge in October 2020. MAW Management was a member of P10 Intermediate Holdings prior to the P10 Reorganization.

(11)

Reflects shares of Class A common stock that are issuable upon the conversion of the same number of shares of Class B common stock that are beneficially owned by the Charles K. Huebner Trust dated January 16, 2001 (the “Charles K. Huebner Trust”). Mr. Huebner has the power to direct the affairs of the Charles K. Huebner Trust as the trustee. Mr. Huebner is a managing partner and co-founder of RCP Advisors 2, LLC, RCP Advisors 3, LLC (collectively referred to as “RCP Advisors”). The Charles K. Huebner Trust acquired all of the shares of Class B common stock in connection with the P10 Reorganization, in exchange for preferred units of P10 Intermediate Holdings originally issued to the Charles K. Huebner Trust in connection with the acquisition by the Company of RCP Advisors in October 2017 and January 2018. The Charles K. Huebner Trust was a member of P10 Intermediate Holdings prior to the P10 Reorganization.

(12)

The aggregate amount of shares set forth above consists of (i) 880,126 shares of Class A common stock that were received by William F. Souder pursuant to awards granted under the Equity Incentive Plan that have vested and (ii) 4,261,939 shares of Class A common stock that are issuable upon the conversion of the same number of shares of Class B common stock that are beneficially owned by Souder Family LLC. William F. Souder has the power to direct the affairs of Souder Family LLC as its managing member. Souder Family LLC acquired all of the shares of Class B common stock in connection with the P10 Reorganization, in exchange for preferred units of P10 Intermediate Holdings originally issued to Souder Family LLC in connection with the acquisition by the Company of RCP Advisors in October 2017 and January 2018. Souder Family LLC was a member of P10 Intermediate Holdings prior to the P10 Reorganization.

(13)

Reflects shares of Class A common stock that are issuable upon the conversion of the same number of shares of Class B common stock that are beneficially owned by the Jon I. Madorsky Revocable Trust dated December 1, 2008 (the “Jon I. Madorsky Revocable Trust”). Mr. Madorsky has the power to direct the affairs of the Jon I. Madorsky Revocable Trust as the trustee. Mr. Madorsky is a managing partner of RCP Advisors. The Jon I. Madorsky Revocable Trust acquired all of the shares of Class B common stock in connection with the P10 Reorganization, in exchange for preferred units of P10 Intermediate Holdings originally issued to the Jon I. Madorsky Revocable Trust in connection with the acquisition by the Company of RCP Advisors in October 2017 and January 2018. The Jon I. Madorsky Revocable Trust dated December 1, 2008 was a member of P10 Intermediate prior to the P10 Reorganization.

(14)

Reflects shares of Class A common stock that are issuable upon the conversion of the same number of shares of Class B common stock that are beneficially owned by the Thomas P. Danis, Jr. Revocable Living Trust (the “Trust”) dated March 10, 2003, as amended. Mr. Danis has the power to direct the affairs of the Trust as the trustee. Includes 924,820 shares of Class A common stock that are issuable upon the conversion of the same number of shares of Class B common stock that are beneficially owned by Prism 2 LLC, of which Thomas P. Danis, Jr. and his wife are co-managers, and of which the Trust is a member. Mr. Danis is a managing partner and co-founder of RCP Advisors. The Trust acquired all of the shares of Class B common stock in connection with the P10 Reorganization, in exchange for preferred units of P10 Intermediate Holdings originally issued to the Trust in connection with the acquisition by the Company of RCP Advisors in October 2017 and January 2018. The Trust was a member of P10 Intermediate prior to the P10 Reorganization.

(15)

The aggregate amount of shares set forth above consists of (i) 9,867 shares of Class A common stock that were received by Ms. Blatherwick pursuant to awards granted under the Equity Incentive Plan that have vested, (ii) 184,660 shares of Class A common stock issuable upon exercise of certain stock options granted to Ms. Blatherwick pursuant to the Equity Incentive Plan, which options are fully vested and exercisable and (iii) 1,011,307 shares of Class A common stock that are issuable upon the conversion of the same number of shares of Class B common stock. Ms. Blatherwick acquired all of the shares of Class B common stock in connection with the P10 Reorganization, in exchange for preferred units of P10 Intermediate Holdings originally issued to Ms. Blatherwick in connection with the acquisition by the Company of RCP Advisors in October 2017 and January 2018. Ms. Blatherwick was a member of P10 Intermediate prior to the P10 Reorganization and is a partner and the chief compliance officer of RCP Advisors.

(16)

Reflects shares of Class A common stock that are issuable upon the conversion of the same number of shares of Class B common stock. Andrew Nelson and Laurie Nelson JTTEN acquired all of the shares of Class B common stock in connection with the P10 Reorganization, in exchange for preferred units of P10 Intermediate Holdings originally issued to Andrew Nelson and Laurie Nelson JTTEN in connection with the acquisition by the Company of RCP Advisors in October 2017 and January 2018. Andrew Nelson was a member of P10 Intermediate prior to the P10 Reorganization and is a partner and the chief financial officer of RCP Advisors.

(17)

The aggregate amount of shares set forth above consists of (i) 400,000 shares of Class A common stock that were received by Mr. Abell pursuant to awards granted under the Equity Incentive Plan that have vested and (ii) 914,993 shares of Class A common stock that are issuable upon the conversion of the same number of shares of Class B common stock. Mr. Abell acquired all of the shares of Class B common stock in connection with the P10 Reorganization, in exchange for preferred units of P10 Intermediate Holdings originally issued to Mr. Abell in connection with the acquisition by the Company of RCP Advisors in October 2017 and January 2018. Mr. Abell was a member of P10 Intermediate prior to the P10 Reorganization and is a partner of RCP Advisors.
(18)

The aggregate amount of shares set forth above consists of: (i) 174,062 shares of Class A common stock and (ii) 427,197 shares of Class A common stock that are issuable upon the conversion of the same number of shares of Class B common stock. Mr. Feinglass acquired all of the shares in connection with the P10 Reorganization, in exchange for preferred units of P10 Intermediate Holdings originally issued to Mr. Feinglass in connection with the acquisition by the Company of RCP Advisors in October 2017 and January 2018. Mr. Feinglass was a member of P10 Intermediate prior to the P10 Reorganization and is a partner of RCP Advisors.

(19)

The aggregate amount of shares set forth above consists of (i) 99,545 shares of Class A common stock that were received by Mr. McCoy pursuant to awards granted under the Equity Incentive Plan that have vested or that were acquired in open market purchases and (ii) 2,817,213 shares of Class A common stock that are issuable upon the conversion of the same number of shares of Class B common stock. Mr. McCoy acquired all of the shares of Class B common stock in connection with the P10 Reorganization, in exchange for preferred units of P10 Intermediate Holdings originally issued to Mr. McCoy. Mr. McCoy was a member of P10 Intermediate prior to the P10 Reorganization is a managing partner and portfolio manager of RCP Advisors’ co-investment funds.

PLAN OF DISTRIBUTION

We are registering the resale by the Selling Stockholders or their permitted transferees from time to time of up to 56,553,931 shares of our Class A common stock, which includes: (i) 4,572,455 shares of Class A common stock held directly or indirectly by certain Selling Stockholders; (ii) up to 50,667,351 shares of Class A common stock issuable upon conversion of shares of our Class B common stock held directly or indirectly by certain Selling Stockholders; (iii) up to 442,064 shares of Class A common stock issuable upon vesting and settlement of restricted stock units held directly or indirectly by certain Selling Stockholders; (iv) up to 21,875 shares of Class A common stock that were issued as shares of restricted stock to a Selling Stockholder and remain subject to vesting; and (v) up to 850,186 shares of Class A common stock issuable upon exercise of stock options held directly or indirectly by certain Selling Stockholders.

We will pay all fees and expenses incident to the registration of the shares of the Class A common stock to be offered and sold pursuant to this prospectus. The Selling Stockholders will bear all commissions and discounts, if any, attributable to the sale of shares of the Class A common stock.

We will not receive any of the proceeds from the sale of the shares of the Class A common stock by the Selling Stockholders. The aggregate proceeds to the Selling Stockholders will be the purchase price of the Class A common stock less any discounts and commissions borne by the Selling Stockholders.

The shares of Class A common stock beneficially owned by the Selling Stockholders covered by this prospectus may be offered and sold from time to time by the Selling Stockholders. The term “Selling Stockholders” includes donees, pledgees, transferees or other successors in interest selling shares of the Class A common stock received after the date of this prospectus from a Selling Stockholder as a gift, pledge, partnership distribution or other transfer. The Selling Stockholders will act independently of us in making decisions with respect to the timing, manner and size of each sale. Such sales may be made on one or more exchanges or in the over-the-counter market or otherwise, at prices and under terms then prevailing or at prices related to the then current market price or in negotiated transactions. The Selling Stockholders may sell the shares of Class A common stock by one or more of, or a combination of, the following methods:

•	purchases by a broker-dealer as principal and resale by such broker-dealer for its own account pursuant to this prospectus;

•	ordinary brokerage transactions and transactions in which the broker solicits purchasers;

•	block trades in which the broker-dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•

through trading plans entered into by the Selling Stockholders pursuant to Rule 10b5-1 under the Exchange Act, that are in place at the time of an offering pursuant to this prospectus and any applicable prospectus supplement hereto that provide for periodic sales of their securities on the basis of parameters described in such trading plans, including the “Rule 10b5-1 trading arrangement” (as such term is defined in Item 408(a) of Regulation S-K) adopted by 210/P10 Acquisition Partners, LLC on December 10, 2023;

•	to or through underwriters or broker-dealers;

•

in “at the market” offerings, as defined in Rule 415 under the Securities Act, at negotiated prices, at prices prevailing at the time of sale or at prices related to such prevailing market prices, including sales made directly on a national securities exchange or sales made through a market maker other than on an exchange or other similar offerings through sales agents;

•	in privately negotiated transactions;

•	in options transactions;

•	through a combination of any of the above methods of sale; or

•	any other method permitted pursuant to applicable law.

In addition, any securities that qualify for sale pursuant to Rule 144 may be sold under Rule 144 rather than pursuant to this prospectus.

To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution. In connection with distributions of the securities or otherwise, the Selling Stockholders may enter into hedging transactions with broker-dealers or other financial institutions. In connection with such transactions, broker-dealers or other financial institutions may engage in short sales of our securities in the course of hedging the positions they assume with the Selling Stockholders. The Selling Stockholders may also sell our securities short and redeliver the shares to close out such short positions. The Selling Stockholders may also enter into option or other transactions with broker-dealers or other financial institutions which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction). The Selling Stockholders may also pledge securities to a broker-dealer or other financial institution, and, upon a default, such broker-dealer or other financial institution, may effect sales of the pledged securities pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The Selling Stockholders may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If an applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by the Selling Stockholders or borrowed from the Selling Stockholders or others to settle those sales or to close out any related open borrowings of securities, and may use securities received from the Selling Stockholders in settlement of those derivatives to close out any related open borrowings of securities. If applicable through securities laws, the third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement (or a post-effective amendment). In addition, the Selling Stockholders may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

In effecting sales, broker-dealers or agents engaged by the Selling Stockholders may arrange for other broker-dealers to participate. Broker-dealers or agents may receive commissions, discounts or concessions from the Selling Stockholders in amounts to be negotiated immediately prior to the sale.

In offering the securities covered by this prospectus, the Selling Stockholders and any broker-dealers who execute sales for the Selling Stockholders may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. Any profits realized by the Selling Stockholders and the compensation of any broker-dealer may be deemed to be underwriting discounts and commissions.

In order to comply with the securities laws of certain states, if applicable, the securities must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

We have advised the Selling Stockholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of securities in the market and to the activities of the Selling Stockholders and their affiliates. In addition, we will make copies of this prospectus available to the Selling Stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The Selling Stockholders may indemnify any broker-dealer that participates in transactions involving the sale of the securities against certain liabilities, including liabilities arising under the Securities Act.

At the time a particular offer of securities is made, if required, a post-effective amendment or prospectus supplement will be distributed that will set forth the number of securities being offered and the terms of the offering, including the name of any underwriter, dealer or agent, the purchase price paid by any underwriter, any discount, commission and other item constituting compensation, any discount, commission or concession allowed or reallowed or paid to any dealer, and the proposed selling price to the public.

LEGAL MATTERS

Unless the applicable prospectus supplement indicates otherwise, the validity of the securities being offered by this prospectus will be passed upon by Kramer Levin Naftalis & Frankel LLP. Additional legal matters may be passed upon for us or any underwriters, dealers or agents by counsel that we will name in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements of P10, Inc. as of December 31, 2023 and 2022, and for each of the years in the three-year period ended December 31, 2023, have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports, proxy statements and other information with the SEC, and we have filed with the SEC a registration statement on Form S-1 under the Securities Act of 1933, as amended (the “Securities Act”), with respect to the securities offered by this prospectus. This prospectus, which forms part of the registration statement, does not contain all of the information included in the registration statement, including its exhibits and schedules. For further information about us and the securities described in this prospectus, you should refer to the registration statement, its exhibits and schedules and our reports, proxies, information statements and other information filed with the SEC. Our filings are available to the public on the Internet, through a database maintained by the SEC at www.sec.gov. Our filings are also available, free of charge, on our website at www.P10alts.com. We have included our website address for the information of prospective investors and do not intend it to be an active link to our website. Information contained on our website does not constitute a part of this prospectus or any applicable prospectus supplement (or any document incorporated by reference herein or therein).

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

We file annual, quarterly and current reports, proxy statements and other information with the SEC. The rules of the SEC allow us to “incorporate by reference” information into this prospectus. This means that we can disclose important information about us and our financial condition to you by referring you to other documents filed separately with the SEC. The information incorporated by reference is considered to be a part of this prospectus.

This prospectus incorporates by reference the documents listed below that we have previously filed with the SEC (other than documents and information furnished to, and not filed with, the SEC) in accordance with SEC rules, unless expressly stated otherwise therein):

•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed on March 13, 2024;

•	Our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2024, filed on May 9, 2024;

•	Our Current Reports on Form 8-K filed on February 9, 2024, April 22, 2024, May 8, 2024 and June 17, 2024;

•	Our Definitive Proxy Statement on Schedule 14A filed on April 24, 2024; and

•

The description of the Company’s common stock included in the Company’s Registration Statement on Form 8-A under the Exchange Act filed with the SEC on October 19, 2021, including any amendment or report filed for the purpose of updating such description.

Any statement made in this prospectus or contained in a document all or a portion of which is incorporated by reference herein will be deemed to be modified or superseded to the extent that a statement contained herein or in any subsequent prospectus supplement to this prospectus or, if appropriate, post-effective amendment to the registration statement that includes this prospectus, modifies or supersedes such statement. Any statement so modified will not be deemed to constitute a part hereof, except as so modified, and any statement so superseded will not be deemed to constitute a part hereof.

You may read and copy any materials we file with the SEC at the SEC’s website mentioned under the heading “Where You Can Find More Information.” The information on the SEC’s website is not incorporated by reference in this prospectus.

A copy of any document incorporated by reference in this prospectus may be obtained at no cost by writing or telephoning us at the following address and telephone number:

P10, Inc.

4514 Cole Avenue, Suite 1600

Dallas, Texas 75205

Attention: Amanda Coussens

(214) 865-7998

We maintain a website at www.P10alts.com. Information about us, including our reports filed with the SEC, is available through that site. Such reports are accessible at no charge through our website and are made available as soon as reasonably practicable after such material is filed with or furnished to the SEC. Our website and the information contained on that website, or connected to that website, are not incorporated by reference in this prospectus.

P10, Inc.

56,553,931

Shares of

Class A Common Stock

by Selling

Stockholders

PROSPECTUS

     , 2024

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

The following is an estimate of the expenses (all of which are to be paid by us) that we may incur in connection with the securities being registered hereby.

Amount
SEC registration fee		$82,847.55
Legal fees and expenses		*
Accounting fees and expenses		*
Miscellaneous		*
Total	$	*

*

Estimated expenses are not presently known. To the extent required, any applicable prospectus supplement will set forth the estimated aggregate amount of expenses payable in respect of any offering of securities.

Item 14. Indemnification of Directors and Officers.

Section 145(a) of the DGCL provides, in general, that a corporation may indemnify any person who was or is a party to or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), because he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding, if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

Section 145(b) of the DGCL provides, in general, that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor because the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made with respect to any claim, issue or matter as to which he or she shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or other adjudicating court determines that, despite the adjudication of liability but in view of all of the circumstances of the case, he or she is fairly and reasonably entitled to indemnity for such expenses that the Court of Chancery or other adjudicating court shall deem proper.

Section 145(g) of the DGCL provides, in general, that a corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify the person against such liability under Section 145 of the DGCL.

Additionally, our Charter eliminates our directors’ liability to the fullest extent permitted under the DGCL. The DGCL provides that directors of a corporation will not be personally liable for monetary damages for breach of their fiduciary duties as directors, except for liability for:

•	any breach of his duty of loyalty to us or our stockholders;

•	acts or omissions not in good faith, or which involve intentional misconduct or a knowing violation of law;

•	unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the General Corporation Law of the State of Delaware; or

•	any transaction from which the director derived an improper personal benefit; or improper distributions to stockholders.

If the DGCL is amended to authorize corporate action eliminating or further limiting the personal liability of directors, then the liability of the Company’s directors will be eliminated or limited to the fullest extent permitted by the DGCL, as so amended.

In addition, we have entered into separate indemnification agreements with our directors and officers. These agreements, among other things, require us to indemnify our directors and officers for certain expenses, including attorneys’ fees, judgments, fines, ERISA excise taxes, penalties and amounts paid in settlement by or on behalf of the indemnitee actually and reasonably incurred by such indemnitee in connection therewith.

We maintain a directors’ and officers’ insurance policy pursuant to which our directors and officers are insured against liability for actions taken in their capacities as directors and officers. The foregoing summaries are subject to the text of the DGCL, the registrant’s amended and restated certificate of incorporation and amended and restated bylaws, and the indemnification agreements referred to above, and are qualified in their entirety by reference thereto.

Item 15. Recent Sales of Unregistered Securities.

On October 20, 2021, in connection with our initial public offering, the Company undertook certain transactions as part of the P10 Reorganization, pursuant to which, among other things, P10 Intermediate Holdings, a subsidiary of P10 Holdings in which P10 Holdings owned all of the outstanding common units and in which members of the Company’s management, including employees, and other investors, owned preferred units, with P10 Intermediate Holdings surviving. In connection with this transaction, the Company issued an aggregate of 97,155,596 shares of the Company’s Class B common, with the preferred unit holders received Class B common stock of the Company in exchange for their preferred units, on a 1-for-1 basis (one share of Class B common stock for each preferred unit). Holders of Class B common stock may elect to convert shares of Class B common stock on a one-for-one basis into Class A common stock at any time. After a Sunset (as defined below) becomes effective, each share of Class B common stock will automatically convert into Class A common stock. A “Sunset” is triggered by any of the earlier of the following: (i) the Sunset Holders (as defined in the Company’s amended and restated certificate of incorporation) cease to maintain direct or indirect beneficial ownership of 10% of the outstanding shares of Class A common stock (determined assuming all outstanding shares of Class B common stock have been converted into Class A common stock), (ii) the Sunset Holders collectively cease to maintain direct or indirect beneficial ownership of at least 25% of the aggregate voting power of the outstanding shares of common stock, and (iii) upon the tenth anniversary of the effective date of the Company’s amended and restated certificate of incorporation.

On October 13, 2022, P10 Intermediate and the Company completed the acquisition (the “Acquisition”) of all of the issued and outstanding membership interests of WTI, in accordance with the terms and conditions of the and Purchase Agreement, dated August 25, 2022 (the “Sale and Purchase Agreement”). The purchase price paid at the closing of the Acquisition, which was subject to certain customary closing adjustments, consisted of approximately of $97,000,008 in cash and an aggregate of 3,916,666 membership units representing limited liability company interests of P10 Intermediate (“Buyer Units”). Subject to certain conditions, the Buyer Units are exchangeable into shares of Class A common stock of the Company on a one-for-one basis, pursuant to the Exchange Agreement entered into on August 25, 2022, by and among P10 Intermediate, the Company and the other signatory parties thereto (the “Exchange Agreement”). The Class A units of the Company acquired under the Exchange Agreement are subject to a restricted period in which the holder cannot offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, such Class A common stock beneficially owned. The restricted period terminates as follows: (i) with respect to one-third of the Class A common stock held by such stockholder, on October 21, 2022; (ii) with respect to two-thirds of the Class A common stock held by such stockholder, on October 21, 2023; and (iii) with respect to all of the Class A common stock held by such stockholder, on October 21, 2024.

In addition, the Seller Recipients (as defined in the Sale and Purchase Agreement) are eligible to receive additional consideration upon the achievement of certain earn-out milestones during the earn-out period from January 1, 2023 to December 31, 2027 (as may be extended in certain events) pursuant to the Sale and Purchase Agreement, subject to potential reduction in accordance with the terms of the Sale and Purchase Agreement, and employees of WTI are eligible to receive bonus compensation for achievement of these earn-out milestones from an employee retention bonus plan established at closing. The earn-out milestones and aggregate consideration and bonuses payable is as follows: (i) $35,000,000 in consideration in the aggregate (without interest) based upon the achievement of $20,000,000 in EBITDA in any such four-quarter period; (ii) $17,500,000 in consideration in the aggregate (without interest) based upon the achievement of $22,500,000 in EBITDA in any such four-quarter period; and (iii) $17,500,000 in consideration in the aggregate (without interest) based upon the achievement of $25,000,000 in EBITDA in any such four-quarter period. Pursuant to the Sale and Purchase Agreement, any future earn-out payments payable to the Seller Recipients will be forfeited in the event such Seller Recipient’s employment with WTI or one of its Affiliates is terminated by WTI for Cause (as defined in his Employment Agreement) or by such Seller Recipient without Good Reason (as defined in his Employment Agreement) prior to the last day of a quarter in which any applicable earn-out milestone is achieved. Any earn-out payment will be paid in cash; provided, that up to 50% of the earn-out payments payable to the Seller Recipients pursuant to the Sale and Purchase Agreement, at a Seller Recipient’s option, will be paid in Units of P10 Intermediate which may be converted into shares of Class A common stock of the Company.

In connection with the closing, the Company also granted options to acquire 1,000,000 shares of the Company’s common stock in the aggregate to induce the Seller Recipients to continue their employment with the Company and its subsidiaries following closing. Moreover, the Company granted additional options to acquire 3,000,000 shares of the Company’s common stock in the aggregate to continuing employees who are not Seller Recipients, with such options cliff vesting on the date that is five years following the grant date, with a per share exercise price equal to the value of a share of the Company’s common stock on the grant date.

The above descriptions of the Sale and Purchase Agreement and the Exchange Agreement do not purport to be complete and are subject to, and qualified in their entirety by, the full text of the Sale and Purchase Agreement and Exchange Agreement, which were filed as Exhibit 10.25 and Exhibit 10.26, respectively, to the registration statement of which this prospectus forms a part.

The securities described above were issued in reliance upon an exemption from the registration requirements of the Securities Act, pursuant to Section 4(a)(2) thereof as a transaction not involving any public offering.

Item 16. Exhibits.

Exhibit No.	Description

3.1	Amended and Restated Certificate of Incorporation of P10, Inc. (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on October 26, 2021).

3.2	Amended and Restated Bylaws of P10, Inc. (incorporated by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K filed on October 26, 2021).

4.1	Description of Securities (incorporated by reference to Exhibit 4.3 to the Company’s Annual Report on Form 10-K filed on March 13, 2024)

5.1*	Opinion of Kramer Levin Naftalis & Frankel LLP

10.1	Controlled Company Agreement, dated as of October 20, 2021, by and among P10, Inc. and the parties listed on the signature pages thereto (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on October 26, 2021).

10.2	Amendment No. 1 to Controlled Company Agreement, dated as of May 16, 2023 (incorporated by reference to Exhibit 10.5 to the Company’s Quarterly Report on Form 10-Q filed on August 14, 2023).

10.3	Stockholders Agreement, dated as of October 20, 2021, by and among the Company and each of the other persons and entities party thereto (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed on October 26, 2021).

10.4	Form of Indemnification Agreement to be entered into between the Company and certain of its directors and officers (incorporated by reference to Exhibit 10.3 to the Company’s Registration Statement on Form S-1, filed on September 27, 2021).

10.5+	P10, Inc. 2021 Equity Incentive Plan, as amended and restated (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed on December 13, 2022).

10.6+	Amendment No. 1 to P10, Inc. 2021 Equity Incentive Plan (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed on June 17, 2024).

10.7+	Form of Restricted Stock Award Agreement under the 2021 Equity Incentive Plan (incorporated by reference to Exhibit 10.2 to the Company’s Registration Statement on Form S-1, filed on October 18, 2021).

10.8+	Form of Stock Option Agreement under the 2021 Incentive Plan (incorporated by reference to Exhibit 10.1 to the Company’s Quarterly Report onForm 10-Q filed on May 15, 2023).

10.9+	Amended & Restated Employment Agreement, dated as of May 12, 2023, by and between P10 Intermediate Holdings LLC, and Robert Alpert (incorporated by reference to Exhibit 10.3 to the Company’s Quarterly Report on Form 10-Q filed on May 15, 2023).

10.10+	Executive Transition Agreement, dated as of October 20, 2023, by and between P10 Intermediate Holdings, LLC and Robert Alpert (incorporated by reference to Exhibit 10.2 to the Company’s Quarterly Report on Form 10-Q filed on November 13, 2023).

10.11+	Amended & Restated Employment Agreement, dated as of May 12, 2023, by and between P10 Intermediate Holdings LLC, and C. Clark Webb (incorporated by reference to Exhibit 10.4 to the Company’s Quarterly Report on Form 10-Q filed on May 15, 2023).

10.12+	Executive Transition Agreement, dated as of October 20, 2023, by and between P10 Intermediate Holdings, LLC and C. Clark Webb (incorporated by reference to Exhibit 10.3 to the Company’s Quarterly Report on Form 10-Q filed on November 13, 2023).

10.13+	Employment Agreement, dated as of October 20, 2023, by and between P10 Intermediate Holdings, LLC and Luke A. Sarsfield III (incorporated by reference to Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q filed on November 13, 2023).

10.14+	Amended & Restated Employment Agreement, dated as of February 27, 2024, by and between P10 Intermediate Holdings, LLC and Amanda Coussens (incorporated by reference to Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q filed on May 9, 2024).

10.15+	Employment Agreement, dated as of February 27, 2024, by and between P10 Intermediate Holdings, LLC and Richard J. (Arjay) Jensen (incorporated by reference to Exhibit 10.2 to the Company’s Quarterly Report on Form 10-Q filed on May 9, 2024).

10.16+	Employment Agreement, dated as of February 27, 2024, by and between P10 Intermediate Holdings, LLC and Mark Hood (incorporated by reference to Exhibit 10.3 to the Company’s Quarterly Report on Form 10-Q filed on May 9, 2024).

10.17	Letter Agreement re: Sale and Purchase of Five Points Capital, Inc. (Management Fees - Seller), dated January 16, 2020, by and among P10 Intermediate Holdings LLC, Five Points Capital, Inc., David G. Townsend, in his individual capacity and as Trustee of the David G. Townsend Revocable Living Trust Agreement Dated 9-9-2004, Martin P. Gilmore in his individual capacity and as Trustee of the Martin Paul Gilmore 2008 Revocable Trust dated March 17, 2008, Thomas H. Westbrook and Christopher N. Jones and each signatory identified as a “GP Entity” on the signature pages thereto (incorporated by reference to Exhibit 10.14 to the Company’s Registration Statement on Form S-1, filed on September 27, 2021).

10.18	Letter Agreement re: Sale and Purchase of Five Points Capital, Inc. (Management Fees - Partners), dated January 16, 2020, by and among P10 Intermediate Holdings LLC, Five Points Capital, Inc., Jonathan B. Blanco, S. Whitfield Edwards, Scott L. Snow and Marshall C. White (incorporated by reference to Exhibit 10.15 to the Company’s Registration Statement on FormS-1, filed on September 27, 2021).

10.19	Letter Agreement re: Sale and Purchase of TrueBridge Capital Partners LLC, dated August 24, 2020, by and among P10 Intermediate Holdings LLC, TrueBridge Capital Partners LLC, Edwin Poston and Mel A. Williams (incorporated by reference to Exhibit 10.16 to the Company’s Registration Statement on Form S-1, filed on September 27, 2021).

10.20	Fifth Amendment to Credit and Guaranty Agreement, dated as of December 14, 2020, by and among P10 RCP Holdco LLC, P10 Holdings, Inc., P10 Intermediate Holdings LLC, RCP Advisors 2, LLC, RCP Advisors 3, LLC, Five Points Capital, Inc., TrueBridge Capital Partners LLC and HPS Investment Partners, LLC (incorporated by reference to Exhibit 10.17 to the Company’s Registration Statement on Form S-1, filed on September 27, 2021).

10.21	Enhanced Reorganization Agreement, dated as of November 19, 2020, by and among Enhanced Capital Group, LLC, a Delaware limited liability company, Enhanced Tax Credit Finance, LLC, a Delaware limited liability company, Enhanced Capital Partners, LLC, a Delaware limited liability company, Enhanced Permanent Capital,LLC, a Delaware limited liability company, Enhanced Capital Holdings, Inc., a Delaware corporation, and solely for purposes of Section 3.1(c), Michael Korengold (incorporated by reference to Exhibit 10.18 to the Company’s RegistrationStatement on Form S-1, filed on September 27, 2021).

10.22	Amendment No. 1 to the Enhanced Reorganization Agreement, dated as of December 14, 2020, by and among Enhanced Capital Group, LLC, a Delaware limited liability company, Enhanced Tax Credit Finance, LLC, a Delaware limited liability company, Enhanced Capital Partners, LLC, a Delaware limited liability company, Enhanced Permanent Capital,LLC, a Delaware limited liability company, and Enhanced Capital Holdings, Inc., a Delaware corporation (incorporated by reference to Exhibit 10.19 to the Company’s Registration Statement on Form S-1,filed on September 27, 2021).

10.23	Amendment No. 2 to the Enhanced Reorganization Agreement, dated as of December 23, 2020, but effective as of December 14, 2020, by and among Enhanced Capital Group, LLC, a Delaware limited liability company, Enhanced Tax Credit Finance, LLC, a Delaware limited liability company, Enhanced Capital Partners, LLC, a Delaware limited liability company, Enhanced Permanent Capital,LLC, a Delaware limited liability company, and Enhanced Capital Holdings, Inc., a Delaware corporation (incorporated by reference to Exhibit 10.20 to the Company’s Registration Statement on Form S-1,filed on September 27, 2021).

10.24	Administrative Services Agreement, dated as of November 19, 2020, by and between Enhanced Capital Group, LLC, a Delaware limited liability company, and Enhanced Capital Holdings, Inc., a Delaware corporation. Certain information in this document has been omitted pursuant to Regulation S-K, Item 601(a)(6) because it contains personally identifiable information (incorporated by reference to Exhibit 10.21 to the Company’s Registration Statement on Form S-1, filed on September 27, 2021).

10.25	Advisory Agreement, dated as of November 19, 2020, by and between Enhanced Capital Group, LLC, a Delaware limited liability company, and Enhanced Permanent Capital, LLC, a Delaware limited liability company (incorporated by reference to Exhibit 10.22 to the Company’s Registration Statement on Form S-1, filed on September 27, 2021). Certain information in this document has been omitted pursuant to Regulation S-K, Item 601(a)(6) because it containspersonally identifiable information.

10.26	Form of Company Lock-Up Agreement, by and between P10, Inc. and the party listed on the signature pagethereto (incorporated by reference to Exhibit 10.28 to the Company’s Registration Statement on Form S-1, filed on October 12, 2021).

10.27	Sale and Purchase Agreement, dated August 25, 2022, by and among Westech Investment Advisors LLC, P10, Inc., Westech Investment Management, Inc., Maurice C. Werdegar, David R. Wanek, the Bonnie Sue Swenson Survivors Trust and Jay L. Cohan, and David R. Wanek (in his capacity as the Seller Representative) (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on August 26, 2022).

10.28	Exchange Agreement, dated August 25, 2022 by and among P10, Inc., P10 Holdings Inc., P10 Intermediate Holdings LLC, and the other signatories thereto (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed on August 26, 2022).

10.29	Increase Joinder and Credit Agreement First Amendment, dated August 25, 2022, by and among P10, Inc., the Guarantors party thereto from time to time, the Lenders party thereto from time to time and JPMorgan Chase Bank, N.A., as administrative agent and collateral agent (incorporated by reference to Exhibit 10.3 to the Company’s Current Report in Form 8-K filed on August 26, 2022).

21.1	List of Subsidiaries (incorporated by reference to Exhibit 21.1 to the Company’s Annual Report on Form 10-K filed on March 13, 2024).

23.1*	Consent of KPMG LLP, Independent Registered Public Accounting Firm

23.2*	Consent of Kramer Levin Naftalis & Frankel LLP (included in Exhibit 5.1)

24.1	Power of Attorney (included on signature page of the Company’s Registration Statement on Form S-1 (333-279769) filed on May 29, 2024)

107*	Filing Fee Table

*	Filed herewith.
+	Management contracts and compensation plans and arrangements.

Item 17. Undertakings.

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)

to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee Tables” or “Calculation of Registration Fee” table, as applicable, in the effective registration statement; and

(iii)

to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that: Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended, that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)

Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)

Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)

That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6)

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on July 19, 2024.

P10, INC.

By:	/s/ Luke A. Sarsfield III
Name: Luke A. Sarsfield III
Title: Chairman of the Board and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, the following persons in the capacities indicated have signed this Registration Statement on the 19th day of July, 2024.

Signature	Title

/s/ Luke A. Sarsfield III Luke A. Sarsfield III	Chairman of the Board and Chief Executive Officer (Principal Executive Officer) and Director

/s/ Amanda Coussens Amanda Coussens	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)

* Robert Alpert	Director

* Travis Barnes	Director

* Tracey Benford	Director

* Scott Gwilliam	Director

* David McCoy	Director

* Edwin Poston	Director

* Robert B. Stewart, Jr.	Director

* C. Clark Webb	Director

* By:	/s/ Amanda Coussens
Amanda Coussens
Attorney-in-Fact